PRICING SUPPLEMENT NO. 97-06 Dated September 16, 1997  Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                                       BENEFICIAL CORPORATION

                                     Medium-Term Notes, Series I
                                          (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                          Interest
Principal                     Settlement     Maturity     Rate
Amount           CUSIP#         Date           Date       Per Annum


$39,000,000     08172MGM2     09/19/1997     04/10/2002   6.43%